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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports, AMB Property, L.P. and AMB Property Corporation, both dated January 27, 1998; AMB Contributed Properties, Boston Industrial Portfolio, The Jamesburg Property; Orlando Central Park; Totem Lake Malls, all dated March 27, 1998; Cabot Industrial Portfolio, dated October 29, 1997; and Cabot Business Park, Manhattan Village Shopping Center, Weslayan Plaza, and Silicon Valley R&D Portfolio, all dated October 17, 1997, included in Amendment No. 1 to Registration Statement on Form S-11 (File No. 333-49163) of AMB Property, L.P., AMB Property Corporation, AMB Property II, L.P. and Long Gate LLC, dated May 15, 1998.

                                          /s/ ARTHUR ANDERSEN LLP

May 14, 1998